UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 26, 2025

V.F. Corporation

(Exact name of registrant as specified in charter)

Pennsylvania	1-5256	23-1180120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, Colorado 80202

(Address of principal executive offices)

(720) 778-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, without par value, stated capital $.25 per share	VFC	New York Stock Exchange
4.125% Senior Notes due 2026	VFC26	New York Stock Exchange
0.250% Senior Notes due 2028	VFC28	New York Stock Exchange
4.250% Senior Notes due 2029	VFC29	New York Stock Exchange
0.625% Senior Notes due 2032	VFC32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2025, V.F. Corporation (the “Company”) and certain of its subsidiaries, as borrowers, entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent (“Agent”), Wells Fargo, Bank of America, N.A., HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Securities, Inc., and U.S. Bank National Association, as joint-lead arrangers and joint bookrunners, Wells Fargo, as syndication agent, Wells Fargo, Citibank, N.A., ING Capital LLC and TD Bank, as co-documentation agents, and the several banks and other financial institutions or entities from time to time party thereto as lenders thereto (collectively, the “Lenders”). The Credit Agreement has a stated termination date of August 26, 2030 and replaces the Company’s previous Five-Year Revolving Credit Agreement, dated November 24, 2021 (as amended, the “Terminated Agreement”).

The Credit Agreement provides the Company with a $1.50 billion senior secured revolving credit facility (the “Credit Facility”), subject to a borrowing base that is composed of eligible credit card receivables, eligible wholesale receivables, eligible inventory, and eligible in-transit inventory. The Credit Facility includes up to a $100 million letter of credit subfacility and a $100 million swing-line subfacility. In addition, the Credit Facility includes up to a $400 million subfacility for borrowings by borrowers formed in Switzerland (the “Swiss Borrowers”), subject to (i) a borrowing base composed of eligible wholesale receivables, eligible inventory, and eligible in-transit inventory, and (ii) a $75 million subfacility for borrowings by a borrower formed in Germany (the “German Borrower”), subject to a borrowing base composed of eligible wholesale receivables. The Credit Facility includes an uncommitted accordion feature that allows the Company, under certain circumstances, to increase the size of the facility up to a maximum of $2.00 billion, subject to the terms and conditions of the Credit Agreement. Borrowings under the Credit Agreement may be used (i) to refinance the Company’s existing indebtedness owed under the Terminated Agreement, (ii) to fund fees and expenses associated with the Credit Facility, and (iii) for working capital and general corporate purposes.

Multicurrency borrowings are available under the Credit Agreement, including borrowings in U.S. Dollars, Canadian Dollars, Euros, Sterling, and Swiss Francs (subject to certain limitations as set forth therein). Borrowings under the Credit Agreement (other than short-term swing line loans) bear interest at a rate per annum equal to, at the Company’s election, either: (i) for loans denominated in U.S. Dollars, U.S. Base Rate or Term SOFR, in each case plus the applicable margin; (ii) for loans denominated in Canadian Dollars, the Canadian Base Rate or Adjusted Term CORRA, in each case plus the applicable margin; (iii) for loans denominated in Euros, the applicable Daily Resetting Interbank Offered Rate or the Interbank Offered Rate, in each case plus the applicable margin; (iv) for loans denominated in Sterling, Daily Simple SONIA plus the applicable margin; and (v) for loans denominated in Swiss Francs, Daily Simple SARON plus the applicable margin (each of the foregoing as defined in the Credit Agreement). Each swing line loan shall bear interest at a rate per annum equal to (i) for loans denominated in U.S. Dollars, U.S. Base Rate plus the applicable margin; (ii) for loans denominated in Canadian Dollars, the Canadian Base Rate plus the applicable margin; (iii) for loans denominated in Euros, the applicable Daily Resetting Interbank Offered Rate plus the applicable margin; (iv) for loans denominated in Sterling, Daily Simple SONIA plus the applicable margin; and (v) for loans denominated in Swiss Francs, Daily Simple SARON plus the applicable margin. The applicable margin for loans under the Credit Facility is in a range of (i) 0.50% to 1.00% for U.S. Base Rate and Canadian Base Rate loans; and (ii) 1.50% to 2.00% for Term SOFR, Adjusted Term CORRA, Daily Resetting Interbank Offered Rate, Interbank Offered Rate, Daily Simple SONIA, and Daily Simple SARON loans, in each case of the foregoing clauses (i) and (ii) depending on the amount of availability under the Credit Agreement (with higher availability resulting in a lower applicable margin).

In addition to paying interest on the outstanding principal, the Company is required to pay a commitment fee on the unutilized commitments under the Credit Facility. The commitment fee is between 0.25% and 0.375% depending on the usage of the Credit Facility relative to the maximum principal amount.

All obligations under the Credit Facility are unconditionally guaranteed by the Company and certain U.S., U.K., and Canadian subsidiaries of the Company (the “Global Guarantors”), and the Global Guarantors have granted security interests in all or substantially all of their property and assets to secure such obligations. The obligations of the Swiss Borrowers under the Credit Facility are unconditionally guaranteed by the Global Guarantors and certain Swiss, Dutch, and Belgian subsidiaries of the Company (the “Swiss Guarantors”), and the Global Guarantors and the Swiss Guarantors have granted security interests in all or substantially all of their property and assets to secure such obligations. The obligations of the German Borrower under the Credit Facility are unconditionally guaranteed by a German subsidiary of the Company (the “German Guarantor” and, together with the Global Guarantors and the Swiss Guarantors, the “Guarantors”), and the Global Guarantors and the German Guarantor have granted security interests in all or substantially all of their property and assets to secure such obligations. In addition, certain subsidiaries of the Company have not guaranteed any obligations, but have pledged the equity interests that they own in certain Guarantors.

The terms of the Credit Agreement include representations and warranties, affirmative and negative covenants (including certain financial covenants) and events of default that the Company believes are customary for credit facilities of this nature. Upon the occurrence, and during the continuance, of an event of default, including but not limited to nonpayment of principal when due, failure to perform or observe certain terms, covenants or agreements under the Credit Agreement, and certain defaults on other indebtedness, the Agent may terminate the obligation of the Lenders under the Credit Agreement to make advances and declare any outstanding obligations under the Credit Agreement immediately due and payable. In addition, in the event of an actual or deemed entry of an order for relief with respect to the Company or any material subsidiary of the Company under applicable bankruptcy laws, the obligation of each Lender to make advances shall automatically terminate and any outstanding obligations under the Credit Agreement shall immediately become due and payable. Some of the Lenders under the Credit Agreement, or their affiliates, have in the past or may in the future provide certain commercial and investment banking, cash management, foreign exchange, derivative, financial advisory and/or other services in the ordinary course of business for the Company and its subsidiaries, for which they received or will receive customary fees and commissions.

The foregoing description of the Credit Agreement and underlying Credit Facility does not purport to be complete and is qualified by reference to the text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On August 27, 2025, in connection with the initial funding of the Credit Facility, the Company paid off all amounts due and terminated in full all commitments under the Terminated Agreement. Certain lenders under the Terminated Agreement are or may become Lenders under the Credit Agreement. The material terms and conditions of the Terminated Agreement are described in Item 1.01 of the Company’s Current Report on Form 8-K filed on November 24, 2021 and are incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement and underlying Credit Facility is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Credit Agreement, dated August 26, 2025, by and among V.F. Corporation, as the borrower, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, Bank of America, N.A., HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., PNC Bank, National Association, Truist Securities, Inc. and U.S. Bank National Association, as joint-lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, Wells Fargo Bank, National Association, Citibank, N.A., ING Capital LLC and TD Bank, as co-documentation agents, and the several banks and other financial institutions or entities from time to time party thereto as lenders thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Pursuant to Item 601(a)(5) of Regulation S-K, the exhibits and schedules to Exhibit 10.1 have been omitted from this report and will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION (Registrant)

By:	/s/ Paul Vogel
Name:	Paul Vogel
Title:	Executive Vice President and Chief Financial Officer

Date: August 27, 2025